EXHIBIT 99.1

Corvus Gold’s New Oxide Discovery at the Lynnda Strip Drills 106.7 Metres @ 0.71 g/t Gold and 48.8 Metres @ 0.9 g/t Gold and Identifies a Potential Connected System 700 Metres West

VANCOUVER, British Columbia, Oct. 29, 2020 (GLOBE NEWSWIRE) -- Corvus Gold Inc. (“Corvus” or the “Company”) - (TSX: KOR, NASDAQ: KOR) announces it has received additional results from its current drill programs in the greater Mother Lode project area with continued expansion of the new Central Intrusive Zone “CIZ”, “Upper Oxide” and “Main Zone” targets (Figure 1). In addition, initial results from Corvus’first follow-up hole at its new “Lynnda Strip” discovery were returned; a new deposit that will ultimately be integrated into the overall Mother Lode Mine plan (Table 1). The initial follow-up RC drill hole from the Lynnda Strip discovery is encouraging with two separate thick oxide intercepts. Hole ML20-168 has an upper intercept of 48.8m @ 0.90 g/t gold including 16.8m @ 1.86 g/t gold and a lower intercept of 106.7m @ 0.71 g/t gold including 16.8m @ 0.99 g/t gold & 15.2m @ 1.31 g/t gold ending in mineralization. Further follow-up drilling is ongoing with several diamond core holes identifying multiple intercepts with strong quartz stockwork veining and a deeper extent of the gold system (Figure 2).

Lynnda Strip Discovery
The new drill results and initial core holes from the Lynnda Strip discovery has highlighted the key controls on the mineralization encountered to date. They key findings from this work are listed below:

  The Lynnda Strip discovery appears to be part of a large new discovery that is controlled by a major north-south trending structural zones that has delivered encouraging results to the south by Coeur Mining Inc.’s C-Horst discovery and is the focus of currently constructed drill pad to the northwest on AngloGold Ashanti Limited’s land package.
  The upper higher-grade zone is related to steeply west dipping veins and vein-stockwork zones. These vein zones are similar to the vein/stockwork zone in the YellowJacket and Bullfrog deposits located a few kilometres to the west.
  Oxidation is very deep in this area (over 400 metres) similar to the deep oxidation of the CIZ zone about 1.5 kilometres to the south.
  Like the historic Bullfrog mine and the developing YellowJacket deposit the higher-grade vein/stockwork system of the Lynnda Strip discovery may benefit from milling and gravity recovery and provide a significant addition to the Mother Lode mine plan.

In addition, Corvus has drilled an RC hole at a new target (Merlin South) approximately 700 metres to the west of Lynnda Strip that has returned a broad zone (+100 metres thick) of strong alteration and oxidation that is similar to the mineralized zones at Lynnda Strip. This new target is the focus of multiple drill sites built by AngloGold Ashanti Limited immediately to the north and recent drill holes completed by Coeur Mining, Inc. to the south.

Mother Lode Results
Continued results from Mother Lode are defining additional high-grade core areas within the CIZ target area with holes ML20-153CT retuning 9.2m @ 3.43 g/t gold and ML20-155CT with 13.6m @ 2.73 g/t gold. These new high-grade intercepts are within the larger lower grade zones of oxide CIZ mineralization. In addition, we have seen an expansion of the Upper Oxide zone to the south that was intersected by hole ML20-155CT with 68.6 m @ 0.35 g/t gold and ML20-153CT with 12.8m @ 0.56 g/t.   It appears that the current results also continue to reflect higher-grades in the Main Zone with our large diameter core drilling which include ML20-155 with 11.9m @ 4.21 g/t gold with the zone thickening in these areas, which the Company believes bodes well for future mineral resource updates.

With the new results, we continue to see expansion of all three target zones at the Mother Lode deposit (Upper Oxide, Main & CIZ). The ongoing comparison work of large diameter core with RC continues to show broader intercepts with higher grades as compared to earlier mineral resource RC drilling results. The CIZ target continues to show good continuity along strike and at depth in the southern sector with mineralization extending past 550 metres in depth with consistent grades (both holes ML20-153 & ML20-155 ending in good grade mineralization).

Our drilling at CIZ over the next few months will be essential in developing an expanded mineral resource for the Mother Lode deposit. We expect to be modeling this new mineral resource expansion early in 2021 and posting a new Mother Lode mineral resource update in the first half of next year. The current drilling reported in this press release will not form part of the updated Preliminary Economic Assessment and updated Technical Report to be filed for the Mother Lode project as detailed in the Company’s press release on October 7, 2020.

Jeffrey Pontius, President and CEO of Corvus, said, “These new results continue to support the expansion of the Mother Lode deposit and the new CIZ target. The impressive new results from the Lynnda Strip discovery are outlining what we believe could be a major new discovery in the eastern District, with the Corvus portion augmenting the overall Mother Lode mine plan. As we continue with our District-wide exploration in the Mother Lode belt, we will potentially see more encouraging results as well as exploration across the greater Bullfrog District in general. This District is emerging as a key focus of Nevada exploration and is likely to have many more headlines in the near future.”

Table 1: Mother Lode & Lynnda Strip – Mineral Resource Expansion Phase-4 Results
(Reported intercepts are not true widths as there is currently insufficient data to calculate true orientation in space. Mineralized intervals are calculated using a 0.3 g/t cut-off unless otherwise indicated below)

Drill Hole #	from (m)	to (m)	Interval (m)	Gold (g/t)	Silver (g/t)	Comment
ML20-153CT AZ 085 dip-70	159.74	172.52	12.78	0.56	0.79	Upper Oxide Zone 0.1 g/t cut
	176.81	201.78	24.97	0.80	0.72	Main Zone
	220.43	257.71	37.28	1.33	2.13	Main Zone
inc	224.57	248.41	23.84	1.53	2.25	1 g/t cut
	369.17	381.68	12.51	0.45	0.96	CIZ 0.1 g/t cut
	415.14	418.19	3.05	2.23	1.54	CIZ 0.1 g/t cut
	426.55	430.07	3.52	0.64	0.69	CIZ 0.1 g/t cut
	482.19	486.77	4.58	0.52	0.22	CIZ 0.1 g/t cut
	535.23	543.15	7.92	0.39	0.18	CIZ 0.1 g/t cut
	555.80	584.46	28.66	1.37	0.88	CIZ 0.1 g/t cut
inc	566.26	575.46	9.20	3.43	2.20	1g/t cut

ML20-155CT AZ 085 dip-70	206.65	275.23	68.58	0.35	0.36	Upper Oxide Zone
	285.90	290.47	4.57	0.31	0.54	Upper Oxide Zone
	303.00	317.91	14.91	3.45	3.72	Main Zone
inc	303.00	314.86	11.86	4.21	4.15	1 g/t cut
	322.33	326.36	4.03	1.11	3.49	Main Zone
	339.24	341.80	2.56	0.18	0.27	CIZ 0.1 g/t cut
	345.34	357.44	12.10	0.24	1.21	CIZ 0.1 g/t cut
	362.62	371.55	8.93	0.46	0.91	CIZ 0.1 g/t cut
	464.21	477.93	13.72	0.79	0.18	CIZ 0.1 g/t cut
	484.02	501.67	17.65	0.86	0.12	CIZ 0.1 g/t cut
inc	484.02	490.12	6.10	1.63	0.13	1 g/t cut
inc	497.22	499.26	2.04	1.42	0.25	1 g/t cut
	514.59	525.29	10.70	0.41	0.07	CIZ 0.1 g/t cut
	535.50	538.89	3.39	1.90	0.30	CIZ 0.1 g/t cut
	544.00	578.21	34.21	1.66	1.50	CIZ 0.1 g/t cut
inc	544.00	557.58	13.58	2.73	1.95	1 g/t cut
inc	570.71	577.50	6.79	2.30	2.94	1 g/t cut
	592.23	617.98	25.75	0.62	0.80	CIZ 0.1 g/t cut
inc	604.42	613.74	9.32	1.38	0.59	1 g/t cut

ML20-157CT AZ 080 dip-75	463.48	510.64	47.16	1.42	0.98	Main Zone
inc	464.60	479.15	14.55	2.10	1.59	1 g/t cut
	540.11	548.94	8.83	0.12	0.32	CIZ 0.1 g/t cut
	615.79	619.81	4.02	0.88	0.59	CIZ 0.1 g/t cut
	631.02	649.53	18.51	0.17	0.11	CIZ 0.1 g/t cut
	660.59	675.74	15.15	0.56	0.32	CIZ 0.1 g/t cut

ML20-164 AZ 080 dip-72	224.03	227.08	3.05	1.92	n/a	Main Zone East edge of ML deposit
Defining eastern boundary of ML	271.27	274.32	3.05	0.42	n/a	Main Zone
	307.85	320.04	12.19	0.23	n/a	CIZ Top of zone - EOH

Lynnda Strip Results

ML19-168 AZ 090 dip-60	213.36	262.13	48.77	0.90	n/a	Upper HG Zone 0.1 g/t cut
inc	228.60	245.36	16.76	1.86	n/a	1 g/t cut
	294.13	400.81	106.68	0.71	n/a	Lower Zone (EOH) 0.1 g/t cut
inc	358.14	374.90	16.76	0.99	n/a	1 g/t cut
imc	384.05	399.29	15.24	1.31	n/a	1 g/t cut

Figure 1.  Location map for new CIZ and Lynnda Strip drill holes, Mother Lode Project, East Bullfrog Mining District, Nevada is available at https://www.globenewswire.com/NewsRoom/AttachmentNg/822d9992-942a-40bc-8e3f-40d7713850ba

Figure 2.  Lynnda Strip new vein system discovery photos (ML20-167CT) is available at https://www.globenewswire.com/NewsRoom/AttachmentNg/3bcd8bc5-b062-4d1b-bfea-620c4d21ebc4

Qualified Person and Quality Control/Quality Assurance

Jeffrey A. Pontius (CPG 11044), a qualified person as defined by National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”), has supervised the preparation of the scientific and technical information that forms the basis for this news release and has reviewed and approved the disclosure herein. Mr. Pontius is not independent of Corvus, as he is the CEO & President and holds common shares and incentive stock options.

Carl E. Brechtel, (Nevada PE 008744 and Registered Member 353000 of SME), a qualified person as defined by NI 43-101, has coordinated execution of the work outlined in this news release and has also reviewed and approved the disclosure herein. Mr. Brechtel is not independent of Corvus, as he is the COO and holds common shares and incentive stock options.

The work program at North Bullfrog was designed and supervised by Mark Reischman, Corvus Gold’s Nevada Exploration Manager, who is responsible for all aspects of the work, including the quality control/quality assurance program. On-site personnel at the project log and track all samples prior to sealing and shipping. Quality control is monitored by the insertion of blind certified standard reference materials and blanks into each sample shipment. All mineral resource sample shipments are sealed and shipped to American Assay Laboratories (“AAL”) in Reno, Nevada, for preparation and assaying. AAL is independent of the Company. AAL’s quality system complies with the requirements for the International Standards ISO 9001:2000 and ISO 17025:1999. Analytical accuracy and precision are monitored by the analysis of reagent blanks, reference material and replicate samples. Finally, representative blind duplicate samples are forwarded to AAL and an ISO compliant third-party laboratory for additional quality control. Mr. Pontius, a qualified person, has verified the data underlying the information disclosed herein, including sampling, analytical and test data underlying the information by reviewing the reports of AAL, methodologies, results and all procedures undertaken for quality assurance and quality control in a manner consistent with industry practice, and all matters were consistent and accurate according to his professional judgement. There were no limitations on the verification process.

Metallurgical testing on North Bullfrog and Mother Lode samples has been performed by McClelland Analytical Services Laboratories Inc. of Sparks Nevada (“McClelland”), Resource Development Inc. of Wheatridge, CO (RDi) and Hazen Research Inc. of Golden, CO (HRi). McClelland is an ISO 17025 accredited facility that supplies quantitative chemical analysis in support of metallurgical, exploration and environmental testing using classic methods and modern analytical instrumentation. McClelland has met the requirements of the IAS Accreditations Criteria for Testing Laboratories (AC89), has demonstrated compliance with ANS/ISO/IEC Standard 17025:2005, General requirements for the competence of testing and calibration laboratories, and has been accredited, since November 12, 2012. Hazen Research Inc. (“Hazen”), an independent laboratory, has performed flotation, AAO testing and cyanide leach testing on samples of sulphide mineralization from the YellowJacket zone and Swale area of Sierra Blanca, and roasting tests on Mother Lode flotation concentrate. Hazen holds analytical certificates from state regulatory agencies and the US Environmental Protection Agency (the “EPA”). Hazen participates in performance evaluation studies to demonstrate competence and maintains a large stock of standard reference materials from the National Institute of Standards and Technology (NIST), the Canadian Centre for Mineral and Energy Technology (CANMET), the EPA and other sources. Hazen’s QA program has been developed for conformance to the applicable requirements and standards referenced in 10 CFR 830.120 subpart A quality assurance requirements, January 1, 2002. Resource Development Inc. is a state-of-the-art laboratory for metallic and industrial minerals filling a need for high quality, cost-effective, and timely technical services for the international mining industry.

About the North Bullfrog & Mother Lode Projects, Nevada

Corvus controls 100% of its North Bullfrog Project, which covers approximately 90.5 km2 in southern Nevada.  The property package is made up of a number of private mineral leases of patented federal mining claims and 1,134 federal unpatented mining claims.  The project has excellent infrastructure, being adjacent to a major highway and power corridor as well as a large water right. The Company also controls 445 federal unpatented mining claims on the Mother Lode project which totals approximately 36.5 km2 which it owns 100%.  The total Corvus 100% land ownership now covers over 127 km2, hosting two major new Nevada gold discoveries.

About Corvus Gold Inc.

Corvus Gold Inc. is a North American gold exploration and development company, focused on its near-term gold-silver mining project at the North Bullfrog and Mother Lode Districts in Nevada. In addition, the Company controls a number of royalties on other North American exploration properties representing a spectrum of gold, silver and copper projects. Corvus is committed to building shareholder value through new discoveries and the expansion of its projects to maximize share price leverage in an advancing gold and silver market.

On behalf of
Corvus Gold Inc.

(signed) Jeffrey A. Pontius
Jeffrey A. Pontius,
President & Chief Executive Officer

Contact Information:	Ryan Ko
Investor Relations
Email: info@corvusgold.com
Phone: 1-844-638-3246 (toll free) or (604) 638-3246

Cautionary Note Regarding Forward-Looking Statements

This news release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and US securities legislation. All statements, other than statements of historical fact, included herein including, without limitation, statements regarding the possible events, conditions or financial performance that is based on assumptions about future economic conditions and courses of action; potential expansion of the deposit; the rapid and effective capture of the potential of our Mother Lode project; the potential for new deposits and expected increases in the system’s potential; anticipated content, commencement and cost of exploration programs; anticipated exploration program results and expansion of existing programs; the discovery and delineation of mineral deposits/resources/reserves; the potential to discover additional high grade veins or additional deposits; the growth potential of the Mother Lode projects; and the potential for any mining or production at the Mother Lode projects, are forward-looking statements. Information concerning mineral resource estimates may be deemed to be forward-looking statements in that it reflects a prediction of the mineralization that would be encountered if a mineral deposit were developed and mined. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s 2019 Annual Information Form and latest interim Management Discussion and Analysis filed with certain securities commissions in Canada and the Company’s most recent filings with the United States Securities and Exchange Commission (the “SEC”). The Company does not undertake to update any forward-looking statements, except in accordance with applicable securities laws. All of the Company’s Canadian public disclosure filings in Canada may be accessed via www.sedar.com and filings with the SEC may be accessed via www.sec.gov and readers are urged to review these materials, including the technical reports filed with respect to the Company’s mineral properties.

Cautionary Note to US Investors

NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Unless otherwise indicated, all resource estimates contained in or incorporated by reference in this press release have been prepared in accordance with NI 43-101 and the guidelines set out in the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) Standards on Mineral Resource and Mineral Reserves, adopted by the CIM Council on November 14, 2004 (the “CIM Standards”) as they may be amended from time to time by the CIM.

United States investors are cautioned that the requirements and terminology of NI 43-101 and the CIM Standards differ significantly from the requirements and terminology of the SEC set forth in the SEC’s Industry Guide 7 (“SEC Industry Guide 7”). Accordingly, the Company’s disclosures regarding mineralization may not be comparable to similar information disclosed by companies subject to SEC Industry Guide 7. Without limiting the foregoing, while the terms “mineral resources”, “inferred mineral resources”, “indicated mineral resources” and “measured mineral resources” are recognized and required by NI 43-101 and the CIM Standards, they are not recognized by the SEC and are not permitted to be used in documents filed with the SEC by companies subject to SEC Industry Guide 7. Mineral resources which are not mineral reserves do not have demonstrated economic viability, and US investors are cautioned not to assume that all or any part of a mineral resource will ever be converted into reserves. Further, inferred resources have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. It cannot be assumed that all or any part of the inferred resources will ever be upgraded to a higher resource category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility study, except in rare cases. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit amounts. The term “contained ounces” is not permitted under the rules of SEC Industry Guide 7. In addition, the NI 43-101 and CIM Standards definition of a “reserve” differs from the definition in SEC Industry Guide 7. In SEC Industry Guide 7, a mineral reserve is defined as a part of a mineral deposit which could be economically and legally extracted or produced at the time the mineral reserve determination is made, and a “final” or “bankable” feasibility study is required to report reserves, the three-year historical price is used in any reserve or cash flow analysis of designated reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority. The mine economics presented herein and derived from the PEA are preliminary in nature and may not be realized. The PEA is not a feasibility study. U.S. investors are urged to consider closely the disclosure in our latest reports and registration statements filed with the SEC. You can review and obtain copies of these filings at http://www.sec.gov/edgar.shtml. U.S. Investors are cautioned not to assume that any defined resource will ever be converted into SEC Industry Guide 7 compliant reserves.

This press release is not, and is not to be construed in any way as, an offer to buy or sell securities in the United States.

The United States Securities and Exchange Commission (“SEC”) limits disclosure for U.S. reporting purposes to mineral deposits that a company can economically and legally extract or produce. Resource estimates contained in this press release are made pursuant to NI 43-101 standards in Canada and do not represent reserves under the standards of the SEC’s Industry Guide 7. Under the currently applicable SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and all necessary permits and government approvals must be filed with the appropriate governmental authority. This press release uses the terms “Measured Resources”, “Indicated Resources”, and “Inferred Resources”. We advise U.S. investors that while these terms are Canadian mining terms as defined in accordance with NI 43-101, such terms are not recognized under SEC Industry Guide 7 and normally are not permitted to be used in reports and registration statements filed with the SEC. Mineral resources described in this press release have a great amount of uncertainty as to their economic and legal feasibility. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade, without reference to unit measures. “Inferred Resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that any or all part of an Inferred Resource will ever be upgraded to a higher category. U.S. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves.